Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Compaq Computer Corporation 2001 Stock Option Plan of our reports dated January 23, 2001, with respect to the consolidated financial statements and schedule of Compaq Computer Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                                 /s/ Ernst & Young LLP
Houston, Texas
May 15, 2001